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                           [MBf USA, Inc. Letterhead]

                                                                        EX-10.45


                       AMENDMENTS TO EMPLOYMENT AGREEMENT


        AGREEMENT made as of the 1st day of June, 1995 between MBf USA, a Delaware corporation, having an office at 500 Park Boulevard, Itasca, IL 60143 (the "Corporation") and EDWARD J. MARTEKA residing at 1550 North Lake Shore Drive, Apt. 12F, Chicago, IL 60610 (the "Executive").

                                  WITNESSETH:


              WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated April 1, 1994 pursuant to which the Executive was employed as the President, American Health Products Corporation, a wholly-owned subsidiary of MBf USA ("Prior Employment Agreement"); and


        WHEREAS, the Corporation now desires to employ the Executive as its President and the Executive desires to be employed by the Corporation in that capacity; whilst also retaining the position as President, American Health Products Corporation; and

        WHEREAS, the Prior Employment Agreement remains in effect except the following paragraphs which replace same numbered paragraphs found in Prior Employment Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree to the following paragraphs to be substituted and therefore is amended as herein provided.

2.      COMPENSATION.

        Base Salary. The Corporation shall pay executive for all of his duties and services a base salary at the annual rate of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), effective as of June 1, 1995, which shall be payable in equal monthly installments or other installments in accordance with the general practice of the Corporation (the "Base Salary").

12.     Term: Termination.

        (a) the term of this Agreement shall commence on the date hereof and shall continue in full force and effect for a period of twelve (12) months, and until terminated as provided herein, and shall thereafter be automatically renewed from year to year (each a "renewal term") unless and until terminated in accordance with section 12(b) below.
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                           [MBf USA, INC. LETTERHEAD]


Continuation





21.     Governing Law.

        This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed solely within such State.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MBf USA, INC.



By: /s/ LOI HEN SEWN
   ----------------------                  ----------------------------
   LOI HEN SEWN                            EDWARD J. MARTEKA
   CHAIRMAN                                EXECUTIVE